Exhibit 10.8

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of            , 20     , by and between Sotera Health Company, a Delaware corporation (the “Company”), and                 (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance and contractual rights to indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporations they serve;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain highly qualified individuals, the Company will attempt to maintain, at its sole expense, liability insurance to protect persons serving the Company and its Subsidiaries from certain liabilities;

WHEREAS, although the procurement of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Board believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions, while at the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation;

WHEREAS, the uncertainties relating to such insurance have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that it is advisable and in the best interests of the Company and its stockholders for the Board to take action to assure such persons that there will be increased certainty of protection against the risk of personal liability arising out of actions or omissions relating to their service to, or at the request of, the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”), under which the Company is organized, permits the Company to indemnify and advance expenses to its directors, officers, employees and agents by agreement and to indemnify and advance expenses to persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that rights to the indemnification and advancement provided by Section 145 of the DGCL are not exclusive;

WHEREAS, the Certificate of Incorporation of the Company (the “Charter”) contains provisions requiring the Company to indemnify and advance expenses to its officers and directors in certain circumstances, and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the DGCL; however, such provisions are not exclusive and the Company is permitted to provide by agreement rights to indemnification and advancement of expenses to its officers and directors and other persons;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and hold harmless and to advance expenses on behalf of, its officers and directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Charter and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, the Company desires Indemnitee to serve in such capacity and Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified[; and

WHEREAS, Indemnitee previously entered into that certain Indemnification Agreement, (the “Prior Agreement”) with Sotera Health Topco Parent, L.P. (“Topco Parent”), the former parent company of the Company].

NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

Section 1.    Services to the Company. Indemnitee agrees [to serve]/[to continue to serve] as a [director] [officer] [employee] of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation and such resignation is accepted. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates. This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or Affiliates) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an [officer] [director] [employee] of the Company, as provided in Section 16 hereof.

Section 2.    Definitions. As used in this Agreement:

(a)    “Affiliate” shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)    “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 under the Exchange Act as in effect on the date hereof; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)    A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)    Acquisition of Stock by Third Party. Any Person (as defined below), other than the Sponsors (as defined in the Charter) collectively or any Sponsor individually, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under clause (iii) of this definition;

(ii)    Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii) or 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)    Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination: (1) all or substantially all of the Persons who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 30% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to such Business Combination; and (3) at least a majority of the board of directors or governing body of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iv)    Liquidation. The approval by the stockholders of the Company of a dissolution and complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d)    “Corporate Status” shall mean the status of an individual who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of [Topco Parent,] the Company or any other Enterprise which such individual is or was serving at the request of the Company.

(e)    “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(f)    “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g)    “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly-owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, employee or agent or fiduciary.

(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)    “Expenses” shall include all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever, including all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, any excise taxes and penalties (including, without limitation, those arising from or relating to Employee Retirement Income Security Act of 1974 (“ERISA”)), and all other disbursements, obligations or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) for purposes of Section 13(e) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable; provided, however, that Indemnitee has no obligation to provide such certification and all demands for advancement of Expenses will be determined as provided in Section 9 hereof. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j)    “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k)    “Fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)    “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m)    “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) or of any action (or failure to act) while acting pursuant to their Corporate Status in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement, including one pending on or before the date of the Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(n)    “Subsidiary,” with respect to any Person or entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

Section 3.    Indemnity in Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (brought in the right of the Company or otherwise) or in defense of any claim, issue or matter therein, in whole or in part. Pursuant to this Section, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided for in the Charter, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

Section 4.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement), but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 5.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, if Indemnitee is, by reason of his Corporate Status, a witness or otherwise made to respond to discovery requests or asked to participate in any Proceeding to which Indemnitee is not a party, then the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6.    Additional Indemnification.

(a)    Notwithstanding any limitation in Section 3 or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b)    For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7.    Contribution.

(a)    To the fullest extent permissible under applicable law, if the indemnification rights hereunder are unavailable to Indemnitee, in whole or in part, for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction, act, omission or event from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and its Subsidiaries and all officers, directors or employees of the Company and its Subsidiaries other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction, act, omission or event that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and its Subsidiaries and all officers, directors or employees of the Company and its Subsidiaries, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees to indemnify Indemnitee from any claims for contribution which may be brought by any other officer, director or employee of the Company or its Subsidiaries who may be jointly liable with Indemnitee.

(d)    To the fullest extent permissible under applicable law, if the indemnification rights hereunder are unavailable to Indemnitee, in whole or in part, for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and any of its Subsidiaries, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company and any of its Subsidiaries (and their respective managers, officers, directors, employees, agents and representatives), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

Section 8.    Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment:

(a)    except as provided in Section 15(f), in connection with any claim made against Indemnitee for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or other indemnity provision; or

(b)    in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that to the fullest extent permitted by applicable law and to the extent Indemnitee is successful on the merits or otherwise with respect to any such Proceeding, the Expenses actually and reasonably incurred by Indemnitee in connection with any such proceeding shall be deemed to be Expenses that are subject to indemnification hereunder; or

(c)    except as otherwise provided in Section 13(e) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d)    in connection with respect to any Proceeding instituted by Indemnitee to establish, enforce or interpret a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(e)    to the extent it is determined after final disposition of the applicable Proceeding that such indemnification is unlawful; or

(f)    on account of Indemnitee’s conduct that is established after final disposition of the applicable Proceeding as knowingly fraudulent.

Section 9.    Advances of Expenses

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made promptly (and in any event within 20 days) after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding, but in the case of statements in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the statements. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred in pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section shall not apply to any claim made by Indemnitee for which an indemnification payment is excluded pursuant to Section 8 hereof.

Section 10.    Procedure for Notification and Application; Defense of Claim

(a)    Indemnitee shall notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification rights or advancement of Expenses hereunder. Such notice to the Company shall include a description of the nature of, and facts underlying, the Proceeding, and shall be given in accordance with the provisions of Section 20 below. In addition, Indemnitee shall give the Company such additional information and cooperation as the Company may reasonably request. The failure of Indemnitee to so notify the Company, or any delay in so notifying the Company, shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

(b)    To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written application to indemnify Indemnitee in accordance with this Agreement. The written request should include therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification under this Agreement.

(c)    The Company shall be entitled to participate in the Proceeding at its own expense.

Section 11.    Procedure Upon Application for Indemnification.

(a)    Upon written request by Indemnitee for indemnification pursuant to Section 10(b), a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) if a Change in Control shall have occurred and if so requested in writing by Indemnitee, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred (or if a Change of Control shall have occurred but Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i)), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination. Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred (or if a Change of Control shall have occurred but Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i)), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel.” In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel,” and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)    The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

(d)    If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 12.    Presumptions and Effect of Certain Proceedings.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(b) hereof, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    Subject to Section 13(g), if the Person or Persons empowered or selected under Section 11 hereto determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 12(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or Enterprise in the course of their duties, or on the advice of legal counsel for the Company or Enterprise, its Board, any committee of the Board or any director, or on information or records given or reports made to the Company or Enterprise, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser, investment banker, compensation consultant or other expert selected with reasonable care by the Company or Enterprise, its Board, any committee of the Board or any director. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of the Company or the Enterprise or any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company or the Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13.    Remedies of Indemnitee.

(a)    Subject to Section 13(g), if (i) a determination is made pursuant to Section 11 hereof that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 9 hereof; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) hereof within 90 days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section 4, 5 or the last sentence of Section 11(a) hereof within 30 days after receipt by the Company of a written request therefor; (v) a contribution payment is not made in a timely manner pursuant to Section 8 hereof; (vi) payment of indemnification pursuant to Section 3 or 6 hereof is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification; or (vii) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, then Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, contribution or advancement rights. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)    If a determination shall have been made pursuant to Section 11(a) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement or misrepresentation by Indemnitee (or anyone acting on Indemnitee’s behalf) of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement (or statements of a Person or Persons acting on behalf of Indemnitee) not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)    The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, all such Expenses that are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) in connection with, to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Charter now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(f)    Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee pays such amounts for which he or she requested indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to or on behalf of Indemnitee by the Company.

(g)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 14.    Establishment of Trust. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceeding, in connection with or to which the Indemnitee is or was or becomes a party, witness or other participant, or to which Indemnitee is threatened to be made a party, witness, or other participant, by reason of (or arising in part out of) Indemnitee’s Corporate Status. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Company or, if the Company and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 11(b) hereof. The terms of the Trust shall provide that, except upon the consent of both Indemnitee and the Company, (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) to the extent the Indemnitee has a right to advancement of Expenses pursuant to this Agreement, the Trustee shall advance, within 20 days of a request by the Indemnitee any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 9 of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (iv) all unexpended funds in such Trust shall revert to the Company upon mutual agreement by Indemnitee and the Company or, if Indemnitee and the Company are unable to reach such an agreement, by determination of Independent Counsel selected in accordance with Section 11(b) hereof, that Indemnitee has been fully indemnified under the terms of this Agreement. Nothing in this Section shall relieve the Company of any of its obligations under this Agreement.

Section 15.    Non-Exclusivity; Survival; Insurance; Subrogration.

(a)    The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise; and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification rights or advancement of Expenses than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in Delaware law, whether by statute or judicial decision, narrows or limits indemnification or advancement of Expenses that are afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    The Company may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)    To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, managers, officers, employees, or agents or fiduciaries of the Company or of any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. In the event of a Change of Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

(d)    Except as provided in Section 15(f), in the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other Indemnification Arrangement or other indemnity agreement covering Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(e)    Except as provided in Section 15(f), the Company’s obligation to indemnify and to advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of Expenses from such other entity or Enterprise with respect to the Proceeding for which indemnification or advancement of expenses is sought.

(f)    [FOR SPONSOR DIRECTOR AGREEMENTS: The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party (other than the Company and its Subsidiaries) (collectively, the “Third-Party Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Charter, By-laws or elsewhere (the “Third-Party Arrangements”) are primary and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by any Third-Party Arrangement, without regard to any rights Indemnitee may have against the Third-Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third-Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of the terms hereof.]

Section 16.    Term. All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee’s Corporate Status shall have ceased and (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

Section 17.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or otherwise unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.    Enforcement and Binding Effect.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to [serve]/[continue to serve] as a director, officer or employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or employee of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, By-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)    The rights provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service as an officer, director, employee or agent of the Company or the Enterprise prior to the date of this Agreement, as well as service on or after the date of this Agreement.

(d)    The rights provided by or granted pursuant to this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives.

(e)    The Company shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any Proceeding, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(f)    The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Delaware Court, and they hereby waive any such requirement of such a bond or undertaking.

Section 19.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 20.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed; or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed; (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)    If to the Company, to:

Sotera Health Company

Attention: General Counsel

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

Email MKlaben@soterahealth.com/ Facsimile: (440) 526-6134

or to any other address as may have been furnished to Indemnitee in writing by the Company.

Notice of change of address shall be effective only when given in accordance with this Section.

Section 21.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) hereof, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party otherwise subject to service of process in the State of Delaware, Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808 as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

Section 22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

Section 23.    Miscellaneous. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24.     [Prior Agreement. Indemnitee (a) acknowledges and agrees that the Prior Agreement is hereby terminated, effective as of the date hereof, (b) acknowledges and agrees that Topco Parent has fully performed its obligations under the Prior Agreement and (c) does hereby forever waive, release and discharge Topco Parent to the fullest extent permitted by law from any and all actions, causes of action, claims, demands, demands for indemnification, damages, losses, liabilities, awards, judgments, costs, expenses, debts and suits of every kind, nature and description whatsoever now existing or hereafter arising under the Prior Agreement. The Company and the Indemnitee agree that Topco Parent is an express third-party beneficiary of this Section 25.]

Section 25.    Further Assurances. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Remainder of page intentionally left blank;

signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

SOTERA HEALTH COMPANY	INDEMNITEE

By:
Name:	Name:

Title:	Address:

Email:

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